EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact:

William D. Baker

Senior Vice President, Finance and Operations, CFO

1-510-420-7512

wbaker@netopia.com

Netopia Reports Third Quarter Results

Revenues Grow 14% Sequentially and 41% Year-over-Year

EMERYVILLE, Calif., July 22, 2003—Netopia, Inc. (NASDAQ: NTPA), a market leader in broadband gateways and service delivery software, today announced results for the third fiscal quarter ended June 30, 2003. Revenues for the third fiscal quarter ended June 30, 2003 were $22.0 million, a 41% increase from $15.6 million for the same period in the prior fiscal year, and a 14% increase from $19.2 million for the prior quarter ended March 31, 2003.

The net loss on a GAAP basis for the third fiscal quarter was ($1.5) million or ($0.08) per share, compared to a net loss of ($4.9) million or ($0.26) per share for the same period in the prior fiscal year.

Non-GAAP results for the third fiscal quarter (which for the current period exclude amortization of intangible assets, restructuring costs and facility relocation costs) were a loss of ($1.0) million or ($0.05) per share, compared to a loss of ($4.5) million or ($0.24) per share for the same period in the prior fiscal year.

“We increased our hardware unit volumes by more than 45% sequentially to approximately 150,000 broadband modems, routers and gateways shipped this quarter. We are very pleased by the strong growth in sales of the Cayman 3300 series, our family of broadband equipment for the residential market,” said Alan Lefkof, Netopia’s president and CEO. “With the introduction of our new integrated DSL Wi-Fi gateway incorporating Netopia’s 3-D Reach technology for enhanced in-home coverage, we look forward to continued volume increases in both North America and Europe.”

Recent Announcements:

During the quarter, Netopia continued to enhance its broadband gateways and service delivery software offerings. Significant announcements included:

•	Netopia Introduces New Integrated ADSL Wireless Gateway for Large-Scale Residential and TeleSOHO Deployments 7/1/2003

•	Netifice Leverages Netopia’s netOctopus Service Delivery Platform to Enhance Managed Service Offerings 6/19/2003

•	Conexant’s Single-Chip ADSL Solution Deployed In Netopia’s Smart Modems For Multiple Large Residential Networks 6/17/2003

•	EarthLink Adds Netopia’s Smart Modem to List of EarthLink Certified UHP Devices for Residential ADSL Service 6/13/2003

•	EarthLink Selects Netopia Routers for Use with New Business-Class Broadband Service 5/30/2003

•	Netopia Incorporates Texas Instruments 802.11 Technology to Deliver Single-Box Wi-Fi/DSL Gateway 5/21/2003

•	Netopia Launches netOctopus Customer Assistance Tools; Thin-Client Software Tools Improve User Experience and Reduce Costs for Broadband Carriers 5/7/2003

Note:

Netopia will provide a live Webcast of the conference call for its third quarter earnings release. The conference call will take place at 5:00 p.m. Eastern time/2:00 p.m. Pacific time on Tuesday, July 22, 2003. To listen to the call, go to Netopia’s Web site, www.netopia.com, and click on the Webcast link. To listen to the telephone conference, dial 1-973-317-5319.

An archived recording of the conference call will be available on Netopia’s Web site for one year and, by telephone from July 22 – July 29, 2003. To hear the recording by telephone, dial 1-973-709-2089 and enter the pass code 299905, or go to Netopia’s Web site.

About Netopia

Netopia, Inc. develops, markets and supports broadband equipment, software and services that simplify and enhance the delivery of broadband services to residential and business-class customers. Netopia’s offerings enable carriers and broadband service providers to improve their profitability with feature-rich modems, routers and gateways, software that manages to the edge of the network to reduce costs, and value-added services to enhance revenue generation. Netopia’s broadband equipment is interoperable with all major central office equipment suppliers, including Alcatel, Cisco, Copper Mountain Networks, Ericsson, Lucent Technologies, Nokia, Paradyne, Siemens, and Zhone Technologies. Netopia has established strategic distribution relationships with leading carriers and broadband service providers including BellSouth, Covad Communications, EarthLink, France Telecom, Hong Kong Telecom/PCCW, MegaPath Networks, Netifice, SBC Communications, Swisscom, Telecom Italia and Verizon.

Netopia’s service delivery platform includes the netOctopus® suite of gateway and PC management and customer support software solutions, and the Web eCommerce server software. netOctopus server software products enable remote support and centralized management of installed broadband gateways and end devices, allowing carriers and broadband service providers to “manage to the edge” of the network. netOctopus Desktop Support and eCare software enable broadband service providers and enterprises to support customers by remotely viewing and operating the customer’s desktop computer.

Headquartered in Emeryville, Calif., Netopia’s common stock trades on The Nasdaq Stock Market® under the symbol “NTPA.” Further information about Netopia can be obtained via phone 510-420-7400, fax 510-420-7601, or on the Web at www.netopia.com.

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Note regarding Unaudited Non-GAAP Consolidated Statements of Operations:

To supplement our Unaudited GAAP Consolidated Statements of Operations, Netopia uses non-GAAP measures of operating loss, net loss and loss per share, which are adjusted from results based on GAAP to exclude certain expenses. These non-GAAP adjustments are provided to enhance the user’s overall understanding of our current financial performance and our prospects for the future. Specifically, we believe the non-GAAP results provide useful information to both management and investors by excluding certain expenses that we believe are not indicative of our core operating results. In addition, since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP results provides consistency in our financial reporting. The Unaudited Non-GAAP Consolidated Statements of Operations should not be considered in isolation or as a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies. The Unaudited Non-GAAP Consolidated Statements of Operations should be reviewed in conjunction with the schedule that provides a quantitative reconciliation of the differences between such statements and the financial information presented in accordance with generally accepted accounting principles.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

Portions of this release that are not statements of historical fact may include forward-looking statements. Statements regarding Netopia, Inc.’s beliefs, plans, expectations or intentions regarding the future are forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All such forward-

looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements concerning product development, anticipated new products and customers, growth opportunities, and future operating results. Netopia, Inc.’s actual results could differ materially. Factors that might cause a difference include, but are not limited to: Netopia’s continued ability to form key relationships for its broadband gateways, other Internet equipment and for its service delivery platform software products; its ability to enter into new distribution partnerships; its ability to develop new broadband gateways, other Internet equipment and service delivery platform software products in a timely manner; market acceptance of Netopia’s products; the pace of development and market acceptance of Netopia’s products and the market for broadband gateways, other Internet equipment and Web platform and service delivery software products generally; the ability of ISPs, CLECs and other carriers to obtain adequate financing; the highly competitive nature of Netopia’s markets and competitive pricing pressures; the uncertainties associated with international operations; intense competition from third parties offering competitive broadband gateways and other Internet equipment, and competitive Web platform and service delivery software products; and economic conditions generally. In addition, prior period-to-period comparisons of revenues are not necessarily indicative of period-to-period comparative revenues in future periods. Prospective and current investors are cautioned not to place undue reliance on any such forward-looking statements. Further, Netopia expressly disclaims any obligation to revise or update any of the forward-looking statements contained herein to reflect future events or developments after the date hereof. Netopia does not undertake to update any oral or written forward looking-statement that may be made by or on behalf of Netopia. For more information concerning Netopia and risk factors that may affect Netopia’s future results and may cause actual results to vary from results anticipated in forward-looking statements, investors should review Netopia’s public filings with the United States Securities and Exchange Commission, which are available by calling Netopia at 510-420-7516 or online at www.sec.gov.

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All company names, brand names and product names are trademarks of their respective holder(s).

Unaudited GAAP Consolidated Statements of Operations for the

Three and Nine Months Ended June 30

	Three Months Ended June 30,		Nine Months Ended June 30,
	2003	2002	2003	2002
	(in thousands, except per share amounts; unaudited)
REVENUES:
Internet equipment	$17,962	$10,096	$47,396	$33,146
Web platform licenses and services	4,009	5,468	13,416	14,012

Total revenues	21,971	15,564	60,812	47,158

COST OF REVENUES:
Internet equipment	12,759	7,740	34,390	23,051
Web platform licenses and services	316	154	1,090	463

Total cost of revenues	13,075	7,894	35,480	23,514

GROSS PROFIT	8,896	7,670	25,332	23,644
OPERATING EXPENSES:
Research and development	3,791	4,546	11,800	13,042
Research and development project cancellation costs	—	—	606	—
Selling and marketing	5,099	6,204	15,890	18,306
General and administrative	977	1,466	3,512	3,707
Amortization of intangible assets	374	374	1,122	1,123
Restructuring costs	130	—	472	482
Integration costs	—	—	—	309
Acquired in-process research and development	—	—	—	4,058

Total operating expenses	10,371	12,590	33,402	41,027

OPERATING LOSS	(1,475)	(4,920)	(8,070)	(17,383)
Other income (loss), net
Loss on impaired securities	—	—	(457)	(1,400)
Other income (expense), net	(3)	54	(15)	290

Other income (loss), net	(3)	54	(472)	(1,110)

NET LOSS	$(1,478)	$(4,866)	$(8,542)	$(18,493)

Per share data, net loss:
Basic and diluted net loss per share	$(0.08)	$(0.26)	$(0.45)	$(1.01)

Shares used in the per share calculations	19,370	18,648	19,059	18,331

Unaudited Non-GAAP Consolidated Statements of Operations for the

Three and Nine Months Ended June 30*

See Below for Reconciliation to Unaudited GAAP Consolidated Statements of Operations

	Three Months Ended June 30,		Nine Months Ended June 30,
	2003	2002	2003	2002
	(in thousands, except per share amounts; unaudited)
REVENUES:
Internet equipment	$17,962	$10,096	$47,396	$33,146
Web platform licenses and services	4,009	5,468	13,416	14,012

Total revenues	21,971	15,564	60,812	47,158

COST OF REVENUES:
Internet equipment	12,759	7,740	34,390	23,051
Web platform licenses and services	316	154	1,090	463

Total cost of revenues	13,075	7,894	35,480	23,514

GROSS PROFIT	8,896	7,670	25,332	23,644
OPERATING EXPENSES:
Research and development	3,791	4,546	11,800	13,042
Selling and marketing	5,099	6,204	15,890	18,306
General and administrative	975	1,466	3,220	3,707

Total operating expenses	9,865	12,216	30,910	35,055

OPERATING LOSS	(969)	(4,546)	(5,578)	(11,411)
Other income (loss), net	(3)	54	(15)	290

NON-GAAP LOSS	$(972)	$(4,492)	$(5,593)	$(11,121)

Per share data, non-GAAP loss:
Basic and diluted non-GAAP loss per share	$(0.05)	$(0.24)	$(0.29)	$(0.61)

Shares used in the per share calculations	19,370	18,648	19,059	18,331

*To supplement our Unaudited GAAP Consolidated Statements of Operations, Netopia uses non-GAAP measures of operating loss, net loss and loss per share, which are adjusted from results based on GAAP to exclude certain expenses. These non-GAAP adjustments are provided to enhance the user’s overall understanding of our current financial performance and our prospects for the future. Specifically, we believe the non-GAAP results provide useful information to both management and investors by excluding certain expenses that we believe are not indicative of our core operating results. In addition, since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP results provides consistency in our financial reporting. The Unaudited Non-GAAP Consolidated Statements of Operations should not be considered in isolation or as a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

The Unaudited Non-GAAP Consolidated Statements of Operations should be reviewed in conjunction with the following schedule that provides a quantitative reconciliation of the differences between such statements and the financial information presented in accordance with generally accepted accounting principles. The non-GAAP amounts set forth above have been adjusted to exclude the following:

	Three Months Ended June 30,		Nine Months Ended June 30,
	2003	2002	2003	2002
	(in thousands; unaudited)
Net loss including the effect the non-GAAP adjustments	$(972)	$(4,492)	$(5,593)	$(11,121)
Amortization of intangible assets	374	374	1,122	1,123
Research and development project cancellation costs	—	—	606	—
Restructuring costs	130	—	472	482
Facility relocation costs	2	—	292	—
Acquired in-process research and development	—	—	—	4,058
Integration costs	—	—	—	309

Operating Loss (GAAP Basis)	(1,478)	(4,866)	(8,085)	(19,893)
Loss on impaired securities	—	—	457	1,400

Net Loss (GAAP Basis)	$(1,478)	$(4,866)	$(8,542)	$(18,493)

Basic and Diluted Loss Per Share (GAAP Basis)	$(0.08)	$(0.26)	$(0.45)	$(1.01)

Condensed Consolidated Balance Sheets

	June 30, 2003	September 30, 2002*
	(in thousands; unaudited)	(in thousands)
ASSETS
Current assets
Cash and short-term investments	$23,116	$25,022
Trade receivables, net	15,179	9,950
Inventories, net	4,690	6,259
Prepaid expenses and other current assets	1,521	1,731

Total current assets	44,506	42,962
Furniture, fixtures and equipment, net	4,154	5,507
Intangible assets, net	6,784	7,695
Long-term investments	1,032	1,463
Deposits and other assets	1,167	1,368

TOTAL ASSETS	$57,643	$58,995

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$16,251	$14,334
Long-term liabilities	9,017	4,614

Total liabilities	25,268	18,948
Stockholders’ equity	32,375	40,047

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$57,643	$58,995

*Derived from the audited consolidated balance sheet dated September 30, 2002 included in Netopia, Inc.’s 2002 Annual Report on Form 10-K, as amended.